Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-183963 of our report dated May 11, 2012 relating to the balance sheet of Silvercrest Asset Management Group Inc. as of May 11, 2012 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York

November 6, 2012